UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017

Arena Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-31161	23-2908305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6154 Nancy Ridge Drive, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 453-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides. Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(d)

Effective February 13, 2017, the board of directors (the “Board”) of Arena Pharmaceuticals, Inc. (the “Company”) increased the size of the Board from eight directors to eleven directors and appointed Drs. Jayson Dallas, M.D., Oliver Fetzer, Ph.D., and Garry A. Neil, M.D., effective immediately, to serve as directors until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. It has not yet been determined to which committees of the Board Drs. Dallas, Fetzer and Neil will serve.

Dr. Dallas serves as the Chief Commercial Officer and Executive Vice President of Ultragenyx Pharmaceutical Inc., a publicly held biopharmaceutical company focused on the development of novel products for rare and ultra-rare diseases, since August 2015. Prior to Ultragenyx, Dr. Dallas served as General Manager of Roche, a healthcare company, in the United Kingdom from January 2013 to July 2015. Prior to this, he held two different positions at Genentech, a pharmaceutical company, as Head of Global Oncology Launch Excellence and Biosimilar Strategy and Head of Global Product Strategy for Immunology and Ophthalmology, from May 2010 to December 2012 in South San Francisco. Prior to joining Genentech, Dr. Dallas worked at Novartis and Pfizer / Pharmacia in the United States and previously at Roche in Switzerland. Dr. Dallas holds an M.D. from the University of the Witwatersrand, Johannesburg, South Africa and an M.B.A. from Ashridge Business School in the United Kingdom.

Dr. Fetzer serves as the Chief Executive Officer of Synthetic Genomics, Inc., a private synthetic biology company commercializing genomic technologies, since October 2014. Prior to Synthetic Genomics, Dr. Fetzer was President and Chief Executive Officer of Cerulean Pharma Inc., a pharmaceutical company that develops nanoparticle drug conjugate oncology therapeutics, from April 2009 to October 2014. Prior to Cerulean Pharma, Dr. Fetzer served in a variety of positions at Cubist Pharmaceuticals, Inc., including Senior Vice President, Corporate Development and Research & Development, Senior Vice President, Corporate Development and Chief Business Officer, and Senior Vice President, Business Development. Dr. Fetzer began his career in 1993 in various positions of increasing responsibility at the Boston Consulting Group (BCG), a global leading management consulting firm, including Consultant, Project Leader, Principal, Partner and Managing Director. Dr. Fetzer served on the boards of Auxilium Pharmaceuticals, Inc. from 2005 to 2015 and of Cerulean Pharma, Inc. from 2009 to 2014, and has served on the board of Tecan Group AG, a publicly traded provider of laboratory instruments and solutions in biopharmaceuticals, forensics and clinical diagnostics, since 2011. Dr. Fetzer received a B.S. in Biochemistry from the College of Charleston, a Ph.D. in Pharmaceutical Sciences from the Medical University of South Carolina, and an M.B.A. from Carnegie Mellon University.

Dr. Neil serves as the Chief Scientific Officer of Aevi Genomic Medicine, a publicly held biotechnology company focused on translating genetic discoveries into novel therapies to improve the lives of children and adults with pediatric onset life altering diseases, since September 2013. Prior to joining Aevi Genomic Medicine, Dr. Neil was a Partner at Apple Tree Partners, a life science private equity firm, from September 2012 to September 2013, and held a number of senior positions in the pharmaceutical industry, including most recently Corporate VP of Science & Technology at Johnson & Johnson from November 2007 to August 2012. Prior to that, Dr. Neil served as Group President at Johnson & Johnson Pharmaceutical Research and Development, VP of R&D at Merck KGaA/EMD Pharmaceuticals, VP of Clinical Research at AstraZeneca and Astra Merck. Dr. Neil holds a B.S. from the University of Saskatchewan and an M.D. from the University of Saskatchewan College of Medicine. He completed postdoctoral clinical training in internal medicine and gastroenterology at the University of Toronto. Dr. Neil also completed a postdoctoral research fellowship at the Research Institute of Scripps Clinic. He serves on the board of GTx, Inc., a publicly traded biopharmaceutical company focused on cancer and other serious medical conditions. He is the Founding Chairman of TransCelerate Biopharma, Inc., a non-profit pharmaceuticals industry R&D consortium, and remains on its board. He also serves on the board of Reagan Udall Foundation and previously served on the board of Foundation for the National Institutes of Health (NIH) and on the Science Management Review Board of the NIH. He is past Chairman of the Pharmaceutical Research and Manufacturers Association (PhRMA) Science and Regulatory Executive Committee and the PhRMA Foundation Board.

There is no arrangement or understanding between any of Drs. Dallas, Fetzer or Neil, and any other person pursuant to which such persons were selected as a director, and there are no actual or proposed transactions between any of Drs. Dallas, Fetzer or Neil or any of their related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Each director is entitled to receive compensation and participate in plans of the Company applicable to the Company’s non-employee directors, as more particularly described in Company’s Non-Employee Director Compensation program beginning June 13, 2016, that was included as Exhibit 10.10 with the Company’s Form 10-Q for the quarter ended June 30, 2016. In accordance with such program, on the date of their appointment, Drs. Dallas, Fetzer and Neil were each awarded 116,666 options to purchase shares of the Company’s common stock with exercise prices of $1.46 per share, and will be entitled to receive a quarterly retainer of $10,000 and meeting attendance fees. The options were granted under the Company’s 2013 Long Term Incentive Plan filed as Exhibit 10.37 to the Company’s annual report on Form 10-K for the year ended December 31, 2015, and will be governed by such plan and the form of grant agreement for non-employee directors, which form was filed as Exhibit 10.3 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2016.

The Company also has entered into its standard form of indemnification agreement (the “Indemnity Agreement”) with each of the foregoing directors. The Indemnity Agreement provides, among other things, that the Company will indemnify the new directors, under the circumstances and to the extent provided therein, for certain expenses which they may be required to pay in connection with certain claims to which they may be made a party by reason of their service to the Company as a director, and otherwise to the fullest extent under applicable law.

On February 13, 2017, Donald D. Belcher and Harry F. Hixson, Jr., Ph.D., each informed the Board of their respective decisions to retire from the Board as of the date of the Company’s 2017 Annual Meeting of Stockholders, and will not stand for re-election.

Forward-Looking Statements

Statements in this report on Form 8-K that are not statements of historical fact are forward-looking statements, which involve a number of risks and uncertainties. Words such as “believe,” “plan,” “expect,” “intend,” “will,” “would,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include those disclosed in our filings with the Securities and Exchange Commission. These forward-looking statements represent our judgment as of the time of this report on Form 8-K. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 14, 2017	Arena Pharmaceuticals, Inc.

	By:	/s/ Amit Munshi
Amit Munshi
President and Chief Executive Officer